UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

 (Address of principal executive offices)

Registrant's telephone number, including area code: (800) 342-2824

No Change

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On February 20, 2018, Atlantic Coast Financial Corporation (Atlantic) filed with the Securities and Exchange Commission (the SEC) a definitive proxy statement (the Definitive Proxy Statement), which was mailed on or about February 20, 2018, with respect to the special meeting of Atlantic’s stockholders scheduled to be held on March 21, 2018 (the Special Meeting) to approve, among other things, the Agreement and Plan of Merger, dated November 16, 2017 (the Merger Agreement), between Atlantic and Ameris Bancorp (Ameris), pursuant to which Atlantic will merge with and into Ameris with Ameris as the surviving company subject to the terms and conditions contained in the Merger Agreement, including the transactions provided for in the Merger Agreement.

On March 5, 2018, a putative stockholder class action lawsuit relating to the merger was filed against Atlantic, the directors of Atlantic and Ameris in United States District Court for the Middle District of Florida (the Court). The lawsuit is entitled Paul Parshall v. Atlantic Coast Financial Corporation, et al., Case No. 3:18-CV-00316-MMMH-JRK (the Lawsuit).

In the Lawsuit, the plaintiff alleges that the Definitive Proxy Statement was misleading, as it omitted to disclose certain information about certain management financial projections, anticipated synergies of the merger, and the fairness opinion provided by Hovde Group, LLC (Hovde).

Atlantic believes that the Lawsuit is without merit and that no further disclosure is required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation, or law. On March 8, 2018, in order to moot plaintiff’s disclosure claims, reduce the expenses, burdens, and uncertainties inherent in litigation, the parties to the Lawsuit agreed that, in exchange for the plaintiff agreeing to withdraw the Lawsuit and dismiss his claims with prejudice, Atlantic would make the supplemental disclosures to the proxy statement/prospectus related to the Merger that was first mailed to stockholders of Atlantic on or about February 20, 2018 (the Definitive Proxy Statement) presented in this Current Report on Form 8-K. The agreement between the parties does not constitute any admission by any of the defendants as to the merits of any claims. In addition, in connection with the mootness of the disclosure claims, the parties contemplate that plaintiff’s counsel will seek an award of attorneys’ fees and expenses. The agreement will not affect the amount of the merger consideration that Atlantic’s stockholders are entitled to receive in the proposed merger or the timing of the Special Meeting.

Capitalized terms used in this Current Report on Form 8-K, but not otherwise defined herein, have the meanings ascribed to those terms in the Definitive Proxy Statement.

Atlantic has agreed to make these supplemental disclosures to the Definitive Proxy Statement. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Without admitting in any way that the disclosures below are material or otherwise required by law, Atlantic makes the following amended and supplemental disclosures:

1.	The following disclosure supplement is added at the end of page 46 of the Definitive Proxy Statement, which is under the heading “The Companies.”

Certain Atlantic Financial Projections

Atlantic does not as a matter of course make public projections as to future performance, earnings or other results due to, among other things, the uncertainty underlying assumptions and estimates. However, Atlantic provided certain nonpublic, unaudited prospective financial information to Hovde in its capacity as its financial advisor, including specific projections of Atlantic’s standalone financial performance for fiscal years 2017 and 2018. Atlantic extrapolated those projections for fiscal years 2019 through 2022, assuming an 8% annual asset growth rate and a slightly improving return on assets. Hovde relied on these management projections in performing the discounted cash flow analysis described in the section titled “The Merger — Opinion of Atlantic’s Financial Advisor” on pages 52 to 61. The financial projections that were considered by Atlantic’s board of directors in evaluating the merger are summarized below. The financial projections do not give effect to the merger or any changes that may be implemented as a result of the merger.

The financial projections included in this proxy statement/prospectus have been prepared or reviewed by Atlantic’s management. Ameris did not participate in the preparation of these financial projections. The financial projections summarized in this section were prepared solely for internal use by Atlantic and Hovde and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or GAAP. The financial projections are forward-looking statements.

Atlantic’s management believes the forecasts were prepared in good faith and on a reasonable basis based on the best information available to Atlantic’s management at the time of their preparation. The financial projections, however, are not actual results and should not be relied upon as being indicative of actual future results. Neither Atlantic nor any of its affiliates, advisors, officers, directors, or representatives gives any assurance, and they make no representation, that actual results will not differ from these financial projections. Neither Dixon Hughes Goodman LLP, Atlantic’s independent registered public accounting firm, nor any other independent registered public accounting firm, has examined, compiled, or performed any procedures with respect to these financial projections and no independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. The summary of these financial projections is not being included in this proxy statement/prospectus to influence an Atlantic stockholder’s decision whether to vote in favor of the merger proposal. Atlantic is providing these financial projections solely because portions of them were used in Hovde’s financial analyses and considered by Atlantic’s board of directors in evaluating the merger. Atlantic has made no representation to Ameris in the merger agreement or otherwise concerning the accuracy or reliability of these financial projections.

The projections should be viewed merely as financial possibilities based on the assumptions and estimates stated and not as a prediction of future performance. The financial projections summarized below reflect various estimates and assumptions made by Atlantic, all of which are difficult to predict and many of which are beyond Atlantic’s control, including among others, the following assumptions:

•	Interest rates remaining static from September 31, 2017 through 2022
•	Income tax rates remaining static from September 31, 2017 through 2022;
•	Atlantic’s number of shares of common stock remaining static from September 31, 2017 through 2022; and
•	Atlantic will not declare or pay any dividends in fiscal years 2017 through 2022.

While presented with numeric specificity, the assumptions upon which the financial projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions, which are difficult to predict accurately and many of which are beyond Atlantic’s control. Important factors that may affect actual results include, but are not limited to, the items described in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

The financial projections for fiscal years 2017 and 2018 provided below were considered by Atlantic’s board of directors as of September 30, 2017, and none of Atlantic or any of its affiliates, advisors or representatives undertakes any obligation, or intends (except as required by law), to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after such date or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error.

The inclusion of the financial projections in this proxy statement/prospectus should not be regarded as an indication that Atlantic, Hovde, Ameris or anyone who received the financial projections then considered, or now considers, the financial projections to be material information of Atlantic or a reliable prediction of future events, and the financial projections should not be relied upon as such. Atlantic views the financial projections as nonmaterial because of the inherent risks and uncertainties associated with such long-range financial forecasts. Atlantic stockholders are cautioned not to place undue reliance on the financial projections included in this proxy statement/prospectus.

	Projected
	At and for the years ended December 31,
($ in thousands)	2017	2018
Total assets	$1,018,730	$1,160,830
Cash and due from banks	5,278	5,278
Securities available for sale	89,715	107,115
Loans, gross	816,615	921,615
Allowance for loan losses	8,855	10,305
Total deposits	774,327	889,127
Non-interest bearing demand deposits	69,088	73,088
Interest bearing demand deposits	93,277	101,277
Net income	5,189	6,599

Hovde’s net income assumptions for fiscal years 2019 through 2022 were calculated using Atlantic’s extrapolation of the above, assuming an 8% annual asset growth rate and a slightly improving return on assets.

This summary is not a complete description of the analyses underlying Hovde’s fairness opinion or the presentation prepared by Hovde or considered by Atlantic’s board of directors, but it summarizes only certain projections reviewed by Atlantic’s board of directors and Hovde in connection with their review of the proposed transaction. The information and the summary of the analyses contained elsewhere in this proxy statement/prospectus must be considered as a whole and selecting portions of the information and factors considered, or focusing on the information presented above in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde.

2.	The following disclosure supplement is added as the third bullet point in the list beginning on page 50 of the Definitive Proxy Statement, which is under the heading “Atlantic’s Reasons for the Merger and the Recommendation of the Atlantic Board of Directors.”

•	the anticipated synergies of Atlantic and Ameris which they expect to result from the merger include: (i) cost savings related to the closure of Atlantic branch offices in close proximity to Ameris branch offices; (ii) increase in the amount of business obtained from current Atlantic customers due to Ameris’s broader product and service offerings and larger salesforce; (iii) increased lending limits resulting from combined capital levels; (iv) cost savings related to a reduction in aggregate marketing and advertising expenses due to the overlap of Atlantic’s and Ameris’s market areas; and (v) increased attention from investors and potential acquirers or other strategic partners due to the larger size of combined entity following completion of the merger.

3.	The following disclosure supplements and restates the final paragraph on page 52 of the Definitive Proxy Statement, which is under the heading “Opinion of Atlantic’s Financial Advisor.”

As part of its engagement, Hovde has received from Atlantic and Atlantic Coast Bank a fairness opinion fee of $200,000 upon the delivery of the fairness opinion to the board of directors of Atlantic. Additionally, Hovde will receive a completion fee that is contingent upon the consummation of the merger. Based on the 0.17 exchange ratio and the closing price of Ameris common stock on the NASDAQ Global Select Market on March 7, 2018, the value of the merger consideration was approximately $176.35 million in the aggregate. Therefore, the completion fee would total 1.10% of the aggregate consideration, or $1.94 million. The $200,000 opinion fee will be credited in full towards the portion of the completion fee which will become payable to Hovde, reducing the amount due at closing to $1.74 million.

4.	Tables 1 through 4, below, supplement and restate the two tables on page 57 of the Definitive Proxy of the Definitive Proxy Statement, which is under the heading “Opinion of Atlantic’s Financial Advisor - Market Approach — Comparable Transactions.”

5.	Tables 5 through 7, below, supplement and restate the first table on page 60 of the Definitive Proxy of the Definitive Proxy Statement, which is under the heading “Opinion of Atlantic’s Financial Advisor - Market Approach — Ameris Comparable Companies Analysis.”

6.	The following disclosure supplements and restates the paragraph that begins on page 60 and ends on page 61 of the Definitive Proxy Statement, which is under the heading “Opinion of Atlantic’s Financial Advisor - Accretion/Dilution Analysis.”

Transaction Assumptions

•	A per share purchase rice of $9.34 (based on an exchange ratio of 0.17 shares of Ameris common stock for each share of Atlantic common stock and the closing price of Ameris common stock of $46.75 as of November 13, 2017 and cash consideration of $1.39 per share);
•	Total merger consideration value of $144,640,060 (based on 15,490,234 shares of Atlantic common stock outstanding with rights to receive merger consideration as of November 13, 2017);
•	Merger consideration allocated as 85.1% Ameris common stock and 14.9% cash (based on the closing price of Ameris common stock of $46.75 as of November 13, 2017 and the exchange ratio of 0.17, per share cash consideration of $1.39 and 15,490,234 shares of Atlantic common stock outstanding and with rights to receive merger consideration as of November 13, 2017);
•	Atlantic’s and Ameris’s combined estimated total transaction pre-tax expenses of $11.9 million (8.2% of the total merger consideration);
•	Atlantic’s financial data as of September 30, 2017 per SNL Financial;
•	Atlantic’s earnings estimates for 2017 to 2020 as supplied by, and developed in consultation with, Atlantic’s management;
•	Gross loans marked down $16.9 million (2.12% of total loans, mark net of ALLL reversal of $8.4 million);
•	Other real estate owned marked down $0.05 million (25.0% of total balance); securities marked down $0.35 million (0.75% of balance); and fixed assets marked down $1.4 million (10.0% of net book value);
•	Mark up on deposits of $0.5 million (0.08% of balance) and mark up on FHLB advances of $4.3 million (2.85% of balance);
•	55.0% cost savings on Atlantic’s estimated forward noninterest pre-tax expense base of $25.6 million, with 65.0% of total realizable in 2018 and 100.0% realizable thereafter;
•	Ameris’s financial data as of September 30, 2016 per SNL Financial;
•	Ameris’s earnings estimates for 2017 to 2019 per S&P Cap IQ mean of analyst estimates and earnings growth rate of 10.0% assumed for 2020;
•	Transaction closing date of March 31, 2018;
•	Opportunity cost of cash is 2.50%; and
•	A core deposit intangible of 1.25% of Atlantic’s core deposits; amortized over 10 years using the sum of the years’ digits methodology.

Note: Hovde made assumptions regarding purchase accounting adjustments, expenses, cost saves, and other acquisition adjustments based on discussions with Ameris management to calculate the financial impact that the merger might have on certain projected financial results of Ameris.

TABLE 1 – COMPARABLE TRANSACTIONS – REGIONAL GROUP(1)

Comparable Transaction Analysis – Regional Group

Regional Banks with Assets between $500M and $1.5B, LTM ROAA between 0.40% and 1.10% and NPAs / Assets greater than 1.00%

Select Transactions Announced since January 1, 2015

						Pricing (at announcement)
Date Announced	Buyer Name	ST	Target Name	ST	Target Assets ($000)	Deal Value ($M)	Price/ Tg Book (%)	Price/ Adj TBV(2) (%)	Price/ LTM EPS (x)	Premium/ Core Deps (%)
06/15/17	State Bank Financial Corporation	GA	AloStar Bank of Commerce	AL	944,223	196.0	101.4	103.6	17.2	0.6
12/13/16	Southern National Bancorp of VA, Inc.	VA	Eastern Virginia Bankshares, Inc.	VA	1,314,896	180.9	154.6	160.8	21.9	7.2
10/24/16	Access National Corporation	VA	Middleburg Financial Corporation	VA	1,335,002	263.9	200.7	223.9	32.5	15.2
06/22/16	First Bancorp	NC	Carolina Bank Holdings, Inc.	NC	705,704	97.3	154.8	161.0	18.5	6.6
02/10/16	Hampton Roads Bankshares, Inc.	VA	Xenith Bankshares, Inc.	VA	1,039,496	105.4	117.0	118.4	25.3	2.8
11/16/15	BNC Bancorp	NC	High Point Bank Corporation	NC	796,370	140.7	147.7	171.3	25.9	8.5
10/01/15	Ameris Bancorp	GA	Jacksonville Bancorp, Inc.	FL	501,856	97.4	161.3	161.5	27.4	11.4
07/23/15	Private Investor – Gaylon Lawrence Jr.		F&M Financial Corporation	TN	860,906	84.9	162.2	147.3	13.6	6.6
06/17/15	Home BancShares, Inc.	AR	Florida Business BancGroup, Inc.	FL	519,579	102.3	189.8	216.5	24.2	15.5
05/27/15	Valley National Bancorp	NJ	CNLBancshares, Inc.	FL	1,365,101	206.3	167.8	176.4	24.2	8.0
04/28/15	Pinnacle Financial Partners, Inc.	TN	Magna Bank	TN	589,201	82.5	159.5	165.3	14.9	8.4
04/22/15	United Community Banks, Inc.	GA	Palmetto Bancshares, Inc.	SC	1,173,222	237.9	172.7	206.7	23.5	11.3
04/07/15	Pinnacle Financial Partners, Inc.	TN	CapitalMark Bank & Trust	TN	968,268	186.5	232.3	237.1	23.4	16.1
					Min	82.5	101.4	103.6	13.6	0.6
					Median	140.7	161.3	165.3	23.5	8.4
					Max	263.9	232.3	237.1	32.5	16.1

(1)	Regional group consists of transactions where sellers were headquartered in AL, AR, FL, GA, MS, NC, SC, TN, VA and WV.
(2)	Price / Adj. TBV equals the adjusted purchase price divided by core capital where: (a) Core capital equals total tangible assets multiplied by 8%; (b) Excess capital equals total tangible book value less core capital; and (c) Adjusted purchase Price equals the total purchase price less excess capital (assumes dollar-for-dollar payment on excess capital).

Source: SNL Financial as of November 13, 2017; Excludes transactions for which seller information is unavailable

TABLE 2 – PERFORMANCE COMPARISON – REGIONAL GROUP(1)

Performance Comparison Analysis – Regional Group

Regional Banks with Assets between $500M and $1.5B, LTM ROAA between 0.40% and 1.10% and NPAs / Assets greater than 1.00%

Select Transactions Announced since January 1, 2015

			Financial Performance
Target Name	City	ST	Target Assets ($000)	Tg. Equity/ Tg. Assets (%)	Core Deposits(2) (%)	LTM ROAA (%)	LTM ROAE (%)	Efficiency Ratio (%)	NPAs/ Assets(3)	LLR/ NPLs (%)
AloStar Bank of Commerce	Birmingham	AL	944,223	20.47	64.84	1.10	6.11	58.77	1.61	65.70
Eastern Virginia Bankshares, Inc.	Glen Allen	VA	1,314,896	9.02	87.76	0.65	6.37	76.72	1.59	54.18
Middleburg Financial Corporation	Middleburg	VA	1,335,002	9.42	83.43	0.59	6.14	71.10	1.76	58.67
Carolina Bank Holdings, Inc.	Greensboro	NC	705,704	8.88	87.06	0.75	8.54	75.10	2.86	38.27
Xenith Bankshares, Inc.	Richmond	VA	1,039,496	8.50	73.88	0.42	4.02	71.83	1.41	51.92
High Point Bank Corporation	High Point	NC	796,370	12.03	82.56	0.66	5.50	86.15	1.56	67.65
Jacksonville Bancorp, Inc.	Jacksonville	FL	501,856	8.10	77.17	0.72	9.57	80.90	3.34	101.09
F&M Financial Corporation	Clarksville	TN	860,906	8.46	71.49	0.68	7.97	79.05	2.54	27.63
Florida Business BancGroup, Inc.	Tampa	FL	519,579	13.34	73.67	0.78	6.29	73.98	2.47	36.16
CNLBancshares, Inc.	Orlando	FL	1,365,101	9.01	93.39	0.58	6.48	75.90	2.66	40.70
Magna Bank	Memphis	TN	589,201	11.89	81.10	0.98	7.96	72.90	1.74	69.98
Palmetto Bancshares, Inc.	Greenville	SC	1,173,222	11.59	93.44	0.91	7.64	70.50	2.59	52.46
CapitalMark Bank & Trust	Chattanooga	TN	968,268	10.18	78.65	0.88	8.59	57.93	1.02	114.39

	Median		944,223	9.42	81.10	0.72	6.48	73.98	1.76	54.18

Seller(4)	Jacksonville	FL	921,935	9.91	84.18	0.66	6.49	72.63	3.81	24.06

(1)	Regional group consists of transactions where sellers were headquartered in AL, AR, FL, GA, MS, NC, SC, TN, VA and WV.
(2)	Core deposits exclude foreign deposits and time deposit accounts greater than $100,000.
(3)	Includes restructured loans and leases.
(4)	Seller financial data as of September 30, 2017.

Source: SNL Financial; Comparable merger targets’ financial data as of the most recent quarter end prior to announcement.

TABLE 3 – COMPARABLE TRANSACTIONS – NATIONWIDE GROUP

Comparable Transaction Analysis – Nationwide Group

Nationwide Banks with Assets between $500M and $1.5B, LTM ROAA between 0.50% and 1.00% and NPAs / Assets greater than 1.50%

Select Transactions Announced since January 1, 2015

						Pricing (at announcement)
Date Announced	Buyer Name	ST	Target Name	ST	Target Assets ($000)	Deal Value ($M)	Price/ TBV (%)	Price/ Adj TBV(1) (%)	Price/ LTM EPS (x)	Premium/ Core Deps (%)
09/27/17	Old Line Bancshares, Inc.	MD	Bay Bancorp, Inc.	MD	645,940	127.6	189.6	216.7	39.3	12.6
12/14/16	Veritex Holdings, Inc.	TX	Sovereign Bancshares, Inc.	TX	1,098,589	176.5	188.1	194.1	21.6	17.2
12/13/16	Southern National Bancorp of VA, Inc.	VA	Eastern Virginia Bankshares, Inc.	VA	1,314,896	180.9	154.6	160.8	21.9	7.2
10/24/16	Access National Corporation	VA	Middleburg Financial Corporation	VA	1,335,002	263.9	200.7	223.9	32.5	15.2
10/11/16	Enterprise Financial Services Corp	MO	Jefferson County Bancshares, Inc.	MO	927,735	131.6	146.8	156.5	19.8	6.1
06/22/16	First Bancorp	NC	Carolina Bank Holdings, Inc.	NC	705,704	97.3	154.8	161.0	18.5	6.6
05/23/16	QCR Holdings, Inc.	IL	Community State Bank	IA	595,367	80.0	133.6	142.2	14.4	4.4
11/16/15	BNC Bancorp	NC	High Point Bank Corporation	NC	796,370	140.7	147.7	171.3	25.9	8.5
09/08/15	Nicolet Bankshares, Inc.	WI	Baylake Corp.	WI	980,580	142.7	143.8	155.4	15.2	6.4
07/23/15	Private investor – Gaylon Lawrence Jr.		F&M Financial Corporation	TN	860,906	84.9	162.2	147.3	13.6	6.6
06/17/15	Home BancShares, Inc.	AR	Florida Business BancGroup, Inc.	FL	519,579	102.3	189.8	216.5	24.2	15.5
05/27/15	Valley National Bancorp	NJ	CNLBancshares, Inc.	FL	1,365,101	206.3	167.8	176.4	24.2	8.0
04/28/15	Pinnacle Financial Partners, Inc.	TN	Magna Bank	TN	589,201	82.5	159.5	165.3	14.9	8.4
04/22/15	United Community Banks, Inc.	GA	Palmetto Bancshares, Inc.	SC	1,173,222	237.9	172.7	206.7	23.5	11.3
					Min	80.0	133.6	142.2	13.6	4.4
					Median	136.1	160.9	168.3	21.8	8.2
					Max	263.9	200.7	223.9	39.3	17.2

(1)	Price / Adj. TBV equals the adjusted purchase price divided by core capital where: (a) Core capital equals total tangible assets multiplied by 8%; (b) Excess capital equals total tangible book value less core capital; and (c) Adjusted purchase Price equals the total purchase price less excess capital (assumes dollar-for-dollar payment on excess capital).

Source: SNL Financial as of November 13, 2017; Excludes transactions for which seller information is unavailable

TABLE 4 – PERFORMANCE COMPARISON – NATIONWIDE GROUP

Performance Comparison Analysis – Nationwide Regional Group

Regional Banks with Assets between $500M and $1.5B, LTM ROAA between 0.50% and 1.00% and NPAs / Assets greater than 1.50%

Select Transactions Announced since January 1, 2015

			Financial Performance
Target Name	City	ST	Target Assets ($000)	Tg. Equity/ Tg. Assets (%)	Core Deposits(1) (%)	LTM ROAA (%)	LTM ROAE (%)	Efficiency Ratio (%)	NPAs/ Assets(2)	LLR/ NPLs (%)
Bay Bancorp, Inc.	Columbia	MD	645,940	10.36	90.40	0.57	5.34	70.13	2.17	28.01
Sovereign Bancshares, Inc.	Dallas	TX	1,098,589	10.77	56.12	0.75	7.13	60.97	1.78	73.98
Eastern Virginia Bankshares, Inc.	Glen Allen	VA	1,314,896	9.02	87.76	0.65	6.37	76.72	1.59	54.18
Middleburg Financial Corporation	Middleburg	VA	1,335,002	9.42	83.43	0.59	6.14	71.10	1.76	58.67
Jefferson County Bancshares, Inc.	Festus	MO	927,735	10.51	90.20	0.73	6.60	64.39	2.90	40.03
Carolina Bank Holdings, Inc.	Greensboro	NC	705,704	8.88	87.06	0.75	8.54	75.10	2.86	38.27
Community State Bank	Ankeny	IA	595,367	10.14	95.63	0.95	8.67	68.48	1.75	83.38
High Point Bank Corporation	High Point	NC	796,370	12.03	82.56	0.66	5.50	86.15	1.56	67.65
Baylake Corp.	Sturgeon Bay	WI	980,580	10.39	93.84	0.94	8.84	66.27	1.59	60.04
F&M Financial Corporation	Clarksville	TN	860,906	8.46	71.49	0.68	7.97	79.05	2.54	27.63
Florida Business BancGroup, Inc.	Tampa	FL	519,579	13.34	73.67	0.78	6.29	73.98	2.47	36.16
CNLBancshares, Inc.	Orlando	FL	1,365,101	9.01	93.39	0.58	6.48	75.90	2.66	40.70
Magna Bank	Memphis	TN	589,201	11.89	81.10	0.98	7.96	72.90	1.74	69.98
Palmetto Bancshares, Inc.	Greenville	SC	1,173,222	11.59	93.44	0.91	7.64	70.50	2.59	52.46
	Median		894,321	10.38	87.41	0.74	6.87	72.00	1.98	53.32

Seller(3)	Jacksonville	FL	921,935	9.91	84.18	0.66	6.49	72.63	3.81	24.06

(1)	Core deposits exclude foreign deposits and time deposit accounts greater than $100,000.
(2)	Includes restructured loans and leases.
(3)	Seller financial data as of September 30, 2017.

Source: SNL Financial; Comparable merger targets’ financial data as of the most recent quarter end prior to announcement.

TABLE 5 – Buyer Comparable Public Peer Group – Market Statistics

Buyer Comparable Public Peer Group(1) Market Data Summary
General Summary					Market Data(2) Stock Price/						Other Data(2)
Institution	Ticker	ST	Total Assets ($000s)	Market Cap ($M)	Stock Price ($)	TBV (%)	LTM EPS (x)	‘17E EPS (x)	’18 EPS (x)	Prem/ Deps (%)	Dividend Yield (%)	Avg Daily Volume(3) (Shares)	YTD Price (%)	2-Yr Total Return (%)

South State Corporation	SSB	SC	11,169,110	2,576.4	87.95	261.3	22.6	18.6	17.1	17.56	1.50	111,966	0.6	19.3
United Community Banks, Inc.	UCBI	GA	11,129,027	2,046.8	26.38	186.6	17.8	16.2	14.8	11.05	1.52	422,821	(10.9)	31.7
Renasant Corporation	RNST	MS	10,323,687	2,005.4	40.66	229.3	18.6	16.8	15.3	13.93	1.77	200,617	(3.7)	18.8
FCB Financial Holdings, Inc.	FCB	FL	10,229,332	2,033.5	46.40	189.5	15.7	16.2	14.5	11.88	-	268,474	(2.7)	27.9
WesBanco, Inc.	WSBC	WV	9,918,277	1,713.8	38.92	213.1	16.6	16.1	14.6	12.81	2.67	112,062	(9.6)	25.2
Simmons First National Corporation	SFNC	AR	9,535,370	2,553.7	55.55	216.5	17.6	16.8	13.7	23.58	1.80	169,747	(10.6)	5.5
Union Bankshares Corporation	UBSH	VA	9,029,436	1,501.3	34.33	206.4	19.1	18.3	15.4	11.25	2.45	156,765	(3.9)	38.3
TowneBank	TOWN	VA	8,614,794	2,032.1	32.45	248.1	21.3	20.5	17.8	18.53	1.73	172,866	(2.4)	56.7
CenterState Bank Corporation	CSFL	FL	6,822,861	1,555.0	25.87	248.1	20.4	18.3	16.0	10.24	0.93	285,390	2.8	76.2
ServisFirst Bancshares, Inc.	SFBS	AL	6,712,103	2,115.5	39.93	367.9	22.9	22.6	19.6	26.58	0.50	183,157	6.7	75.6
Seacoast Banking Corporation of FL	SBCF	FL	5,340,299	1,094.0	24.55	224.1	25.1	19.6	15.4	15.01	0.00	278,799	11.3	64.2
State Bank Financial Corporation	STBZ	GA	5,148,483	1,107.8	28.41	202.8	21.2	18.7	15.4	13.24	1.97	109,957	5.8	37.5
First Bancorp	FBNC	NC	4,591,147	1,042.6	35.17	246.0	20.4	17.5	15.4	16.95	0.91	101,663	29.6	91.4
FB Financial Corporation	FBK	TN	4,581,943	1,193.0	39.08	283.3	26.6	19.2	16.3	20.76	-	78,030	50.6	-
Fidelity Southern Corporation	LION	GA	4,505,423	560.3	20.88	152.2	13.1	15.6	13.9	4.88	2.30	110,880	(11.8)	1.3
City Holding Company	CHCO	WV	4,099,554	1,035.9	66.33	245.7	17.3	17.7	17.5	18.87	2.65	57,174	(1.9)	46.2
Median			7,718,828	1,634.4		226.7	19.7	18.0	15.4	14.47	1.75	163,256	(2.1)	37.5
Maximum			11,169,110	2,576.4		367.9	26.6	22.6	19.6	26.58	2.67	422,821	50.6	91.4
Minimum			4,099,554	560.3		152.2	13.1	15.6	13.7	4.88	0.00	57,174	(11.8)	1.3
Buyer		GA	7,649,820	1,740.6	46.75	262.9	20.6	18.9	15.0	18.30	0.86	191,907	7.2	47.4

(1)	Comparable Public Peer Group is based on publicly-traded banks headquartered in AL, AR, FL, GA, MS, NC, SC, TN, VA and WV with total assets of $4.0 billion to $12.0 billion and LTM ROAA greater than 0.75%; List sorted by total assets
(2)	Market Data and Other Data is as of 11/13/17
(3)	Avg Daily Volume is based on LTM

Source: SNL Financial

TABLE 6 – BUYER COMPARABLE PUBLIC PEER GROUP – OPERATING CHARACTERISTICS

Buyer Comparable Public Peer Group(1) Financial Data Summary
General Summary			Performance Data(2)
Institution	ST	Total Assets ($000s)	ROAA (%)	ROAE (%)	Net Int. Margin (%)	Non II/ Revenue (%)	Efficiency Ratio (%)	TCE Ratio (%)	Loans/ Deps (%)	NPAs/ Assets (%)	Reserves/ Loans (%)	NCOs/ Loans (%)	Trans Deps/ Total Deps (%)	Loan Grwth Since ‘12 (%)
South State Corporation	SC	11,169,110	1.04	7.39	4.12	27.4	58.2	9.36	91.2	0.29	0.54	0.04	10.1	127.5
United Community Banks, Inc.	GA	11,129,027	1.00	9.52	3.45	21.2	55.7	9.48	78.9	0.77	0.81	0.09	7.2	73.7
Renasant Corporation	MS	10,323,687	1.09	7.70	4.15	28.8	59.8	9.03	91.7	0.45	0.58	0.13	26.0	171.8
FCB Financial Holdings, Inc.	FL	10,229,332	1.43	12.73	3.30	9.3	42.7	10.56	92.5	0.37	0.59	0.01	35.1	456.3
WesBanco, Inc.	WV	9,918,277	1.05	7.50	3.44	23.1	56.0	8.62	89.7	0.48	0.71	0.11	49.5	73.8
Simmons First National Corporation	AR	9,535,370	1.16	8.44	4.02	30.4	58.1	9.08	86.1	1.25	0.68	0.22	9.7	226.8
Union Bankshares Corporation	VA	9,029,436	0.91	7.70	3.66	20.6	61.6	8.34	100.2	0.50	0.54	0.13	49.2	122.4
TowneBank	VA	8,614,794	1.21	8.97	3.55	41.7	64.2	9.86	90.3	0.65	0.71	0.04	0.0	86.4
CenterState Bank Corporation	FL	6,822,861	1.19	9.61	4.28	23.0	54.5	9.58	86.3	0.54	0.68	(0.00)	53.7	230.2
ServisFirst Bancshares, Inc.	AL	6,712,103	1.49	17.12	3.59	8.0	36.5	8.58	97.1	0.43	1.04	0.17	38.4	136.0
Seacoast Banking Corporation of FL	FL	5,340,299	0.83	7.88	3.70	20.2	61.2	9.13	82.3	0.71	0.77	0.02	9.9	173.2
State Bank Financial Corporation	GA	5,148,483	1.27	8.44	4.60	18.5	57.1	10.81	84.2	0.24	0.74	0.14	42.4	157.6
First Bancorp	NC	4,591,147	0.98	8.86	4.07	23.2	62.8	7.98	93.9	1.16	0.71	(0.03)	28.4	44.5
FB Financial Corporation	TN	4,581,943	1.12	9.59	4.29	50.3	71.0	9.50	83.8	0.56	0.66	(0.11)	48.2	175.9
Fidelity Southern Corporation	GA	4,505,423	0.95	11.55	3.21	53.4	74.1	8.35	86.6	1.19	0.82	0.15	40.1	81.7
City Holding Company	WV	4,099,554	1.47	12.46	3.45	31.6	52.0	10.49	95.4	1.14	0.63	0.13	12.9	45.1
Median		7,718,828	1.10	8.91	3.68	23.1	58.2	9.24	90.0	0.55	0.70	0.10	31.7	131.7
Maximum		11,169,110	1.49	17.12	4.60	53.4	74.1	10.81	100.2	1.25	1.04	0.22	53.7	456.3
Minimum		4,099,554	0.83	7.39	3.21	8.0	36.5	7.98	78.9	0.24	0.54	(0.11)	0.0	44.5
Buyer	GA	7,649,820	1.18	11.31	3.95	29.8	58.7	8.81	101.0	1.21	0.43	0.09	49.7	205.9

(1)	Comparable Public Peer Group is based on publicly-traded banks headquartered in AL, AR, FL, GA, MS, NC, SC, TN, VA and WV with total assets of $4.0 billion to $12.0 billion and LTM ROAA greater than 0.75%; List sorted by total assets
(2)	Performance Data is as of September 30, 2017

Source: SNL Financial

TABLE 7 – BUYER COMPARABLE PUBLIC PEER GROUP – MISCELLANEOUS DATA

Buyer Comparable Public Peer Group(1) Miscellaneous Data
General Summary			Other Data(2)
			Analysts Guidance				Projected
Institution	ST	Total Assets ($000s)	Consensus Rating	Price Target ($)	# of Analysts	Target Price Vs. Current Pr (%)	2-Yr EPS Growth (%)	Insider Ownership (%)	Institutional Ownership (%)	LTM Div. Payout Ratio	Wkly Vol/ Shrs Out (%)
South State Corporation	SC	11,169,110	2.2	95.00	6	8.0	8.4	2.9	69.4	33.8	1.91
United Community Banks, Inc.	GA	11,129,027	1.8	31.00	6	17.5	8.2	6.5	85.4	18.9	2.72
Renasant Corporation	MS	10,323,687	2.8	45.00	5	10.7	3.7	4.4	62.7	32.9	2.03
FCB Financial Holdings, Inc.	FL	10,229,332	1.9	54.00	7	16.4	14.4	6.2	95.6	NM	3.06
WesBanco, Inc.	WV	9,918,277	2.3	42.00	6	7.9	4.0	4.3	59.9	43.6	1.27
Simmons First National Corporation	AR	9,535,370	2.5	65.00	4	17.0	8.6	3.2	40.9	31.3	1.85
Union Bankshares Corporation	VA	9,029,436	1.8	39.00	6	13.6	11.0	2.5	64.9	45.0	1.79
TowneBank	VA	8,614,794	3.0	33.00	3	1.7	10.2	10.6	41.4	35.5	1.38
CenterState Bank Corporation	FL	6,822,861	2.8	28.50	5	10.2	15.5	4.0	73.3	22.0	2.37
ServisFirst Bancshares, Inc.	AL	6,712,103	3.0	41.00	2	2.7	14.0	14.9	43.8	10.9	1.73
Seacoast Banking Corporation of FL	FL	5,340,299	1.6	27.00	5	10.0	12.0	7.0	78.0	NM	3.13
State Bank Financial Corporation	GA	5,148,483	1.8	32.00	5	12.6	7.2	5.2	79.9	41.8	1.41
First Bancorp	NC	4,591,147	2.0	38.50	5	9.5	8.6	2.8	55.0	18.6	1.71
FB Financial Corporation	TN	4,581,943	2.2	42.00	4	7.5	8.8	57.7	25.7	NM	1.28
Fidelity Southern Corporation	GA	4,505,423	2.2	24.50	4	17.3	19.2	19.5	68.9	30.0	2.07
City Holding Company	WV	4,099,554	3.0	69.50	4	4.8	6.0	3.9	63.3	45.6	1.83
Median		7,718,828	2.2		5	10.1	8.7	4.8	6418	32.9	1.84
Maximum		11,169,110	3.0		7	17.5	19.2	57.7	95.6	45.6	3.13
Minimum		4,099,554	1.6		2	1.7	3.7	2.5	25.7	10.9	1.27
Buyer	GA	7,649,820	2.2	52.00	5	11.2	16.0	4.1	85.0	17.6	2.58

(1)	Comparable Public Peer Group is based on publicly-traded banks headquartered in AL, AR, FL, GA, MS, NC, SC, TN, VA and WV with total assets of $4.0 billion to $12.0 billion and LTM ROAA greater than 0.75%; List sorted by total assets
(2)	Analyst ratings, guidance and projected EPS growth are based on the median of analysts’ estimates from S&P Cap IQ (most recent available)

Source: SNL Financial

Important Additional Information

This filing may be deemed to be solicitation material in respect of the proposed acquisition of Atlantic by Ameris. In connection with the proposed merger transaction, Atlantic filed with the SEC the Definitive Proxy Statement on February 18, 2018 and mailed the Definitive Proxy Statement to its stockholders on or about February 20, 2018.

INVESTORS IN ATLANTIC ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Free copies of the Definitive Proxy Statement and other filings that Atlantic has made with the SEC may be obtained at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Definitive Proxy Statement and other filings that Atlantic has made with the SEC from Atlantic’s website at http://www.irinfo.com/acfc/acfc.html or by directing a request to Atlantic’s Assistant Corporate Secretary at (904) 903-2683.

Participants in the Proxy Solicitation

Ameris and Atlantic, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlantic’s stockholders in respect of the merger. Information regarding the directors and executive officers of Ameris and Atlantic and other persons who may be deemed participants in the solicitation of Atlantic’s stockholders in connection with the merger are set forth in the Definitive Proxy Statement and other relevant documents that may be filed with the SEC. Information about Ameris’s directors and executive officers can also be found in Ameris’s definitive proxy statement in connection with its 2017 annual meeting of shareholders, as filed with the SEC on April 3, 2017, and other documents subsequently filed by Ameris with the SEC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger to stockholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value and the effect of the merger on Ameris’s capital ratios after the merger. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the timeframes expected or at all, or may be more costly to achieve; that the merger may not be timely completed, if at all; that prior to completion of the merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, stockholder or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included in Atlantic’s 2017 Form 10-K under Item 1A. “Risk Factors” and under Part II. Item 1A. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents subsequently filed by Atlantic with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither Ameris nor Atlantic undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, Ameris and Atlantic claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: March 8, 2018	By:	/s/ Tracy L. Keegan
		Name:	Tracy L. Keegan
		Title:	Executive Vice President and Chief Financial Officer